UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 30, 2009

ICC Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25417	11-3571993
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3334 E. Coast Hwy #424, Corona Del Mar, CA	92625
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 200-7569

N/A
(Former name and address if changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Scott K Anderson Jr. resigned as Executive Vice President, Chief Financial Officer, and Chief Accounting Officer of the Company on October 30, 2009.

Mr. Anderson will remain Corporate Secretary of the Company.

Item 8.01 Other Events

The Company ceased daily operations in mid August when Intercall Global Network stopped buying Voice Over the Internet Protocol (VOIP) services from the Company.  Since that time, the largest investors in the Company have made additional small loans to the Company while a buyer for the Company was sought.  The Company has explored several inquiries to this end without success.  The most recent inquiry was on December 14, 2009.

The largest investors in the Company have concluded that there is no further reason to loan the Company operating funds unless there was a prospect of a sale.  As a result, the Company has virtually no cash to pay amounts currently due particularly those due its auditors both in the US and in Italy and the Company’s attorneys.

Consequently, the Company will not file its Form 10-K due on December 29, 2009 as required.   At this time, the Company does not know when the filing will be made.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Scott K Anderson, Jr.

Scott K Anderson, Jr.
Corporate Secretary

Date: December 24, 2009